UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________
FORM 8-K
_____________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2019
____________________________________
CHART INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
_____________________________________

Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Torrington Drive, Ball Ground, Georgia	30107
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 721-8800
NOT APPLICABLE
(Former name or former address, if changed since last report)
_____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement for Jeffrey R. Lass
On March 26, 2019, Chart Industries, Inc. (the "Company") entered into an Employment Agreement (the "Employment Agreement") with Mr. Lass, effective as of January 14, 2019, memorializing the previously disclosed ongoing economic terms of his employment and providing certain other terms and conditions of Mr. Lass's appointment as Vice President, Chief Financial Officer and Treasurer of the Company. A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

In addition to the elements of compensation Mr. Lass was eligible to receive under his letter of employment (as previously disclosed on a Form 8-K filed by the Company on January 14, 2019), Mr. Lass is subject to the following principal terms of his Employment Agreement:

•	Mr. Lass's employment with the Company as Vice President, Chief Financial Officer and Treasurer will continue until January 14, 2021, subject to extension as set forth in the Employment Agreement;

•	Mr. Lass's salary will be $410,000 on an annualized basis;

•
As previously disclosed, Mr. Lass's target incentive amount for 2019 under the Company's annual cash incentive program will be 70% of his salary, and for fiscal year 2020 and going forward, Mr. Lass will be eligible to receive an annual bonus under the annual cash incentive program with a target and maximum amount as determined by the Compensation Committee of the Board of Directors;

•
Mr. Lass will receive severance protection terms of 1.5 times his base salary, cash incentive bonus and benefits in a non-change in control setting, and 2 times his base salary, cash incentive bonus and benefits in a change in control setting; and

•	Mr. Lass will receive a car allowance of $9,600 per annum.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto and incorporated herein by reference.

Notice of Resignation of Chief Accounting Officer
On March 25, 2019, Michael Schmit, the Company's Chief Accounting Officer and Controller gave notice of his resignation, to be effective as of April 19, 2019, to pursue other opportunities. In connection with Mr. Schmit’s pending departure, on March 26, 2019, the Board of Directors appointed Mr. Lass as the Company’s Chief Accounting Officer, effective as of Mr. Schmit’s departure, in which capacity he will serve in addition to his position of Vice President, Chief Financial Officer and Treasurer.

Adoption of Cash Incentive Plan
On March 26, 2019, the Board of Directors (the "Board") of the Company adopted a new Cash Incentive Plan (the "Plan") to replace the existing Cash Incentive Plan scheduled to expire the day immediately prior to the 2019 annual meeting of stockholders of the Company. A copy of the Plan is attached hereto as Exhibit 10.2 and incorporated by reference herein.

The Plan, which is administered by the Compensation Committee (the “Committee”) of the Board, will be used to pay out annual performance-based cash bonuses for future periods. Under the Plan, the Committee is responsible for establishing the performance periods over which performance objectives will be measured, which periods may be a fiscal year or a multi-year cycle, as determined by the Committee. The Committee is responsible for establishing performance objectives for the payment of bonuses in any performance period, with the specific performance objectives to be determined annually by the Committee and subject to change by the Committee.

The Plan is consistent in all material respects with the terms of the existing and previously disclosed Cash Incentive Plan, with the exception of the elimination of certain provisions, including the prior cap on the amount that may be received by any executive officer in a fiscal year and other administerial provisions, that were included in the prior plan to comply with Section 162(m) of the Internal Revenue Code, which is no longer applicable to cash incentive plans of this type.

The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the Plan, which is attached hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated effective January 14, 2019, between the Company and Jeffrey Lass
10.2	Chart Industries, Inc. Cash Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
Date: March 29, 2019
By: /s/ Jillian C. Evanko Jillian C. Evanko, Chief Executive Officer and President